                           [LETTERHEAD OF PARTY CITY]

                                            NEWS RELEASE

                                            Contact:    Linda M. Siluk
                                                        Chief Financial Officer
                                                        (973) 983-0888 Ext. 492
FOR IMMEDIATE RELEASE                       Investors:  Edward Nebb
---------------------                                   Comm-Counselors, LLC
                                                        (203) 972-8350

          PARTY CITY CORPORATION ANNOUNCES SECOND QUARTER SALES RESULTS
              ~Total Sales Increase 8.4% For Company-Owned Stores~
            ~Same-Store Sales Increase 3.7% for Company-Owned Stores~

         Rockaway, New Jersey, January 8, 2004 - Party City Corporation (Nasdaq:
PCTY), America's largest party goods chain, today announced its sales for the second fiscal quarter ended December 27, 2003.

         Quarterly results

         Net sales for Company-owned stores increased 8.4% to $175.3 million from $161.6 million in the second quarter of the prior fiscal year. Same-store sales for the quarter increased 3.7% for company-owned stores and 7.0% for franchise stores. The variation in same store sales growth for franchise versus company-owned stores was due largely to inventory depth during the Halloween season. Total chain-wide net sales (which include aggregate sales for the collective group of company-owned and franchise stores) increased 9.5% to $366.4 million from $334.7 million in the comparable period last year.

         Six months results

         Net sales for Company-owned stores increased 10.0% to $277.9 million from $252.8 million in the first six months of the prior fiscal year. Same-store sales for the six-month period increased 3.8% for company-owned stores and 5.7% for franchise stores. Total chain-wide net sales increased 9.5% to $572.9 million from $523.1 million in the same period of the prior year.

         Nancy Pedot, Acting Chief Executive Officer of Party City Corporation, stated, "Second quarter sales results largely reflected our solid performance in October. Same store sales for November and December decreased from the year-ago periods, however, as the Christmas season assortment did not reflect our present merchandise strategy, and a portion of our New Year's business shifted into the third quarter of the fiscal year."

                                    - more -
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         Ms. Pedot continued, "For the second quarter overall, the customer count in company-owned stores, on a same store basis, increased 1.5%, and the average sale increased 2.2%. With 9 stores joining the same store sales group this quarter, same store sales increased 4.9% in our western region, 4.0% in the eastern region and 2.6% in the central region. Going forward, we will continue to apply our strategies to enhance Party City's financial performance and shareholder value, while also learning from the positive experience of our franchisees."

                                          Quarter ended                Six months ended
                                          -------------                ----------------
                                       December     December         December    December
                                       --------     --------         --------    --------
                                       27, 2003     28, 2002         27, 2003    28, 2002
                                       --------     --------         --------    --------
Company-owned stores:
---------------------
  Same-store sales                        3.7%         1.9%             3.8%        2.5%
  Number of Company-owned
  stores, end of period                   247          239              247         239

Franchise stores:
-----------------
  Same-store sales                        7.0%         2.9%             5.7%        4.0%
  Number of franchise stores,
  end of period                           254          240              254         240

         Party City Corporation is America's largest party goods chain and currently operates 247 Company-owned stores and 254 franchise stores. To learn more about the Company, visit the Company's web site at
http://www.partycity.com.
------------------------

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


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